Exhibit 10.1

Dated November 24, 2021

AMENDMENT NO. 2 TO SENIOR

SECURED TERM LOAN AGREEMENT

Berkshire Hathaway Life Insurance Company of Nebraska (as Administrative Agent and Lender), and Seritage Growth Properties, L.P. (as Borrower) and Seritage Growth Properties (as Parent and Guarantor), under that certain Secured Term Loan Agreement dated as of July 31, 2018 (the Loan Agreement), mutually agree the following Amendment No. 2 to the Loan Agreement:

(1)	The “make whole” provision in the Loan Agreement shall not be applicable to prepayments of principal; and

(2)

The Loan Agreement, as amended for (1) above, may at Borrower’s election be extended for two years from July 31, 2023 (the Maturity Date) if its principal has been reduced to $800 million by the Maturity Date. If it has not been reduced to this limit by the Maturity Date, the loan will be due and payable.

In all other respects, the Loan Agreement remains unchanged.

ACCEPTED AND AGREED:

Berkshire Hathaway Life Insurance Company of Nebraska

By:	/s/ Brian Snover
	Name/Title:	Brian Snover, Senior Vice President

Seritage Growth Properties, L.P. and Seritage Growth Properties

By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Chief Legal Officer & Corporate Secretary